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                                                                                                                          Exhibit 21

                                               LIST OF SUBSIDIARIES

     NAME(1)                                                                           JURISDICTION
     -------                                                                           ------------
CIHC, Incorporated                                                                         Delaware
     Bankers National Life Insurance Company                                               Texas
         National Fidelity Life Insurance Company                                          Missouri
     Bankers Life Insurance Company of Illinois                                            Illinois
         Bankers Life and Casualty Company                                                 Illinois
         Certified Life Insurance Company                                                  Illinois
     Jefferson National Life Insurance Company of Texas                                    Texas
         Beneficial Standard Life Insurance Company                                        California
         Great American Reserve Insurance Company                                          Texas
     AmericanTravellers Life Insurance Company                                             Pennsylvania
         United General Life Insurance Company                                             Pennsylvania
         American Travellers Insurance Company of New York                                 New York
     TLIC Life Insurance Company                                                           Texas
         Transport Life Insurance Company                                                  Texas
         Continental Life Insurance Company                                                Texas
     American Life Holdings, Inc.                                                          Delaware
         American Life Holding Company                                                     Delaware
              American Life and Casualty Marketing Division Co.                            Iowa
              American Life and Casualty Insurance Company                                 Iowa
                  Vulcan Life Insurance Company (2)                                        Alabama
     Conseco Marketing, L.L.C.                                                             Indiana
     Conseco Services, L.L.C.                                                              Indiana
     CNC Entertainment Nevada, Inc.                                                        Nevada
Life Partners Group, Inc.                                                                  Delaware
     Wabash Life Insurance Company                                                         Kentucky
         Massachusetts General Life Insurance Company                                      Massachusetts
         Philadelphia Life Insurance Company                                               Pennsylvania
              Lamar Life Insurance Company                                                 Mississippi
              Conseco Financial Services, Inc.                                             Pennsylvania
Conseco Entertainment, Inc.                                                                Indiana
     Conseco Entertainment, L.L.C.                                                         Indiana
Conseco Risk Management, Inc.                                                              Indiana
     Wells & Company, Inc.                                                                 Indiana
     Wellsco, Inc.                                                                         Indiana
Lincoln American Life Insurance Company                                                    Tennessee
Marketing Distribution Systems Consulting Group, Inc.                                      Delaware
Conseco Capital Management, Inc.                                                           Delaware
Conseco Mortgage Capital, Inc.                                                             Delaware
Conseco Private Capital Group, Inc.                                                        Indiana
Conseco Global Investments, Inc.                                                           Delaware
CNC Real Estate, Inc.                                                                      Delaware
Conseco Equity Sales, Inc.                                                                 Texas

(1)  Except as otherwise indicated, each company is a direct or indirect wholly owned subsidiary of the indicated parent.

(2) American Life and Casualty Insurance Company owns 98 percent of Vulcan Life Insurance Company.

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